UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2009

TM ENTERTAINMENT AND MEDIA, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-33746	20-8951489
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

307 East 87th Street, New York, NY	10128
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 289-6942

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory arrangements of Certain Officers.

On June 1, 2009, Mr. Gerald Hellerman joined the Board of Directors of TM Entertainment and Media, Inc. (the “Company’). Mr. Hellerman joined the Board as the designee of Opportunity Partners L.P., a fund in the Bulldog Investors (“Bulldog”) group of private investment funds, pursuant to a settlement agreement between the Company and Bulldog.

Mr. Hellerman joined the Company’s audit committee in place of Mr. Theodore Green, and qualifies as an audit committee “financial expert” (as defined in Item 407(d)(5) of Regulation S-K).

Mr. Hellerman owns and has served as Managing Director of Hellerman Associates, a financial and corporate consulting firm, since the firm’s inception in 1993. Mr. Hellerman currently serves as a director of MVC Capital, Inc. and as a director, chief financial officer and chief compliance officer for The Mexico Equity and Income Fund, Inc., a director of the Old Mutual Absolute Return and Emerging Managers fund complex (consisting of six funds), and a director of Brantley Capital Corporation. Mr. Hellerman was previously a director of AirNet Systems, Inc.

Mr. Hellerman will receive $25,000 per annum for his services as a director, paid on a monthly basis, with a minimum of $10,000 regardless of the length of his service as a director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 4, 2009	TM Entertainment and Media, Inc.

	By:	/s/ Theodore S. Green

Name: Theodore S. Green
Chairman, Co-Chief Executive Officer Interim Chief Financial Officer

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